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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 14, 2003
Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)
1-12181-01 (Commission File Number)	1-12181 (Commission File Number)
93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)
818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)
(785) 575-1707 (Registrant's Telephone Number, Including Area Code)	(785) 575-1707 (Registrant's Telephone Number, Including Area Code)

Protection One, Inc.

Item 5. Other Events

        On February 14, 2003, the Company sold to Westar Energy, Inc. 850,000 shares of Westar Energy, Inc. common stock and approximately 34,000 shares of Westar Energy, Inc. preferred stock, for an aggregate price of approximately $11,645,000 in cash.

        The transaction was entered into pursuant to a Limited Stipulation and Agreement (the "Agreement") among the Company, the Staff of the Kansas Corporation Commission, Westar Energy, Inc., Westar Industries, Inc., the Citizens' Utility Ratepayer Board, MBIA Insurance Corporation and the Kansas Industrial Consumers (each of which is a party to or intervenor in KCC Docket No. 01-WSRE-949-GIE).

        The transaction was approved by the Company's independent directors. The Kansas Corporation Commission approved the Agreement on February 14, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.
Date: February 18, 2003	By:	/s/ Darius G. Nevin Darius G. Nevin Executive Vice President and Chief Financial Officer
Protection One Alarm Monitoring, Inc.
Date: February 18, 2003	By:	/s/ Darius G. Nevin Darius G. Nevin Executive Vice President and Chief Financial Officer

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  Item 5. Other Events
SIGNATURE